UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : April 11, 2008
DISH NETWORK CORPORATION (Exact name of registrant as specified in its charter)
NEVADA (State or other jurisdiction of incorporation)	0-26176 (Commission File Number)	88-0336997 (IRS Employer Identification No.)
9601 S. MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)
(303) 723-1000 (Registrant's telephone number, including area code)
ECHOSTAR DBS CORPORATION (Exact name of registrant as specified in its charter)
COLORADO (State or other jurisdiction of incorporation)	333-31929 (Commission File Number)	84-1328967 (IRS Employer Identification No.)
9601 S. MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)
(303) 723-1000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 8.01	Other Events.

On April 11, 2008, SES Americom announced that it has declared to insurers that the AMC-14 satellite is now considered a total loss, due to a lack of viable options to reposition the satellite to its proper geostationary orbit.  DISH Network had intended to lease the entire capacity of the satellite from EchoStar Corporation in order to, among other things, increase the number of high definition channels that DISH Network offers.  As previously announced, our plans to enhance our HD programming line-up this spring remain on track and we have two more satellites scheduled for launch later this year to continue our HD rollout and reach our year-end goal of 100 local HD markets and 100 national HD channels.  We are continuing to assess alternative sources of satellite capacity that will mitigate any affect that this development may have on our longer term plans to roll out additional local HD markets and national HD channels.  DISH Network will not incur any financial liability as a result of the AMC-14 satellite being declared a total loss.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION ECHOSTAR DBS CORPORATION

Date: April 17, 2008	By: /s/ R. Stanton Dodge R. Stanton Dodge Executive Vice President, General Counsel and Secretary